Exhibit 99.1

Joint Filing Agreement

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13d-1(k)(1) thereunder, the undersigned hereby agree to the joint filing on behalf of each of them of any filing required by such party under Section 13(d) of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with respect to the shares of common stock, par value $0.0001 per share, of OmniAb, Inc., a Delaware corporation, and further agree to the filing, furnishing, and/or incorporation by reference of this agreement as an exhibit thereto. Each of them is responsible for the timely filing of such filings and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party. This agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

Dated: December 13, 2022

AVISTA ACQUISITION LP II
By its general partner, Avista Acquisition GP LLC II

/s/ Benjamin Silbert
Name:	Benjamin Silbert
Title:	Authorized Signatory

Avista Acquisition GP LLC II

/s/ Benjamin Silbert
Name:	Benjamin Silbert
Title:	Authorized Signatory

Thompson Dean

/s/ Thompson Dean

David Burgstahler

/s/ David Burgstahler

Avista Capital Partners V, L.P.
By its general partner, Avista Capital Partners V GP, L.P.
By its general partner, Avista Capital Managing Member V, LLC

/s/ Benjamin Silbert
Name:	Benjamin Silbert
Title:	Authorized Signatory

Avista Capital Partners (Offshore) V, L.P.
By its general partner, Avista Capital Partners V GP, L.P.
By its general partner, Avista Capital Managing Member V, LLC

/s/ Benjamin Silbert
Name:	Benjamin Silbert
Title:	Authorized Signatory

Avista Capital Partners V GP, L.P.
By its general partner, Avista Capital Managing Member V, LLC

/s/ Benjamin Silbert
Name:	Benjamin Silbert
Title:	Authorized Signatory

Avista Capital Managing Member V, LLC

/s/ Benjamin Silbert
Name:	Benjamin Silbert
Title:	Authorized Signatory